Exhibit 99.1

PodcastOne Anticipates Record Quarterly Revenue of $13M for Q1 2025

Los Angeles, CA, July 16, 2024 - PodcastOne (NASDAQ: PODC), a leading podcast platform and a subsidiary of LiveOne (NASDAQ: LVO), announced today certain of its preliminary and unaudited results for the first quarter ended June 30, 2024 (“Q1 2025”), including anticipating record revenue of $13M for the quarter.

Additional highlights include:

- Revenue increase of $2.5M (+ 21%) versus the first quarter ended June 30, 2023

- Ranked #11 by Podtrac, surpassing Paramount, Barstool Sports and CNN

- 5.5M US unique monthly audience

- 17.5M global downloads and streams

- 185 active podcasts and shows

- Launched 10 podcasts this quarter including Tactful Pettiness, Ransom and Wholeheartedly

“We’re pleased to announce our anticipated strong results, demonstrating our growth and leadership in podcasting. We continue to onboard successful existing podcasts and produce new and original content. We are extremely excited about our future,” said Kit Gray, President and Co-Founder of PodcastOne.

The select anticipated financial results discussed in this press release are based on management’s preliminary unaudited analysis of financial results for Q1 2025. As of the date of this press release, PodcastOne has not completed its financial statement reporting process for Q1 2025, and PodcastOne’s independent registered accounting firm has not reviewed the preliminary financial results discussed in this press release. During the course of PodcastOne’s quarter-end closing procedures and review process, PodcastOne may identify items that would require it to make adjustments, which may be material, to the information presented above. The estimated preliminary unaudited financial results contained in this press release are based only on currently available information as of the date hereof. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary financial results, and are not guarantees of future performance and may differ from actual results.

About PodcastOne

PodcastOne (Nasdaq: PODC) is a Los Angeles based podcast network founded in 2012 by Kit Gray and Norm Pattiz providing creators and advertisers with a full 360-degree solution in sales, marketing, public relations, production, and distribution delivering over 2.1 billion downloads per year with a community of 250 of the top podcasters, including Adam Carolla, Kaitlyn Bristowe, Jordan Harbinger, LadyGang, A&E’s Cold Case Files and Varnamtown. PodcastOne has built a distribution network reaching over 1 billion listeners a month across all of its own properties, LiveOne (Nasdaq: LVO), Spotify, Apple Podcasts, iHeartRadio, Samsung and over 150 shows exclusively available in Tesla vehicles. PodcastOne is also the parent company of LaunchpadOne, an innovative self-serve platform developed to launch, host, distribute and monetize independent user-generated podcasts. For more information, visit PodcastOne.com and follow us on Facebook, Instagram, YouTube and Twitter at @podcastone. For more investor information, please visit ir.podcastone.com/overview/default.aspx.

About LiveOne

Headquartered in Los Angeles, CA, LiveOne (Nasdaq: LVO) is an award-winning, creator-first, music, entertainment, and technology platform focused on delivering premium experiences and content worldwide through memberships and live and virtual events. LiveOne’s wholly-owned subsidiaries include Slacker Radio, PodcastOne (Nasdaq: PODC), PPVOne, CPS, LiveXLive, DayOne Music Publishing, Drumify and Splitmind. LiveOne is available on iOS, Android, Roku, Apple TV, Spotify, Samsung, Amazon Fire, Android TV, and through STIRR’s OTT applications. For more information, visit liveone.com and follow us on Facebook, Instagram, TikTok, YouTube and Twitter at @liveone. For more investor information, please visit ir.liveone.com.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including: LiveOne’s reliance on one key customer for a substantial percentage of its revenue; LiveOne’s and PodcastOne’s ability to consummate any proposed financing, acquisition, spin-out, special dividend, merger, distribution or transaction, including the spin-out of LiveOne’s pay-per-view business, the timing of the consummation of any such proposed event, including the risks that a condition to the consummation of any such event would not be satisfied within the expected timeframe or at all, or that the consummation of any proposed financing, acquisition, spin-out, merger, special dividend, distribution or transaction will not occur or whether any such event will enhance shareholder value; PodcastOne’s ability to continue as a going concern; PodcastOne’s ability to attract, maintain and increase the number of its listeners; PodcastOne identifying, acquiring, securing and developing content; LiveOne’s intent to repurchase shares of its and/or PodcastOne’s common stock from time to time under LiveOne’s announced stock repurchase program and the timing, price, and quantity of repurchases, if any, under the program; LiveOne’s ability to maintain compliance with certain financial and other covenants; PodcastOne successfully implementing its growth strategy, including relating to its technology platforms and applications; management’s relationships with industry stakeholders; uncertain and unfavorable outcomes in legal proceedings; changes in economic conditions; competition; risks and uncertainties applicable to the businesses of LiveOne and/or its other subsidiaries; and other risks, uncertainties and factors including, but not limited to, those described in PodcastOne’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2024, and in PodcastOne’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof, and PodcastOne disclaims any obligation to update these statements, except as may be required by law. PodcastOne intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

Press Contacts:

For PodcastOne

310.246.4600

Susan@Guttmanpr.com

Investor Relations:

Jason Assad

678-570-6791

jwassad@podcastone.com